UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2025

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, William J. Febbo stepped down from his positions as Chief Executive Officer (“CEO”) and Member of the Board of Directors (the “Board”) of OptimizeRx Corporation (the “Company”) effective as of December 31, 2024. On January 3, 2024, in connection with his separation from employment with the Company, Mr. Febbo and the Company entered into a Separation Agreement and Release of Claims which included Advisory Terms and Conditions (the “Separation and Advisory Agreement”).

Under the terms of the Separation and Advisory Agreement, and in accordance with the provisions of the Amended and Restated Employment Agreement entered into by and between Mr. Febbo and the Company on April 12, 2024 (the “Employment Agreement”), Mr. Febbo will receive: (1) continuation of his $450,000 per annum base salary for a period of eighteen (18) months; (2) a one time lump sum payment of his annual cash bonus target of $450,000; and (3) reimbursement of COBRA premium payments for continued health, dental and vision benefit coverage for twelve (12) months, unless earlier terminated pursuant to the terms of COBRA.

Pursuant to the Separation and Advisory Agreement, Mr. Febbo will provide advisory services to the Company for a period of three (3) months, through March 31, 2025, during which time any equity previously granted to Mr. Febbo will continue to vest in the ordinary course.

The Separation and Advisory Agreement also contains a release of claims provision. Mr. Febbo has seven (7) days in which to revoke his acceptance of the Separation and Advisory Agreement. In addition, under the Separation and Advisory Agreement, Mr. Febbo will abide by any and all obligations under the Business Protection Agreement entered into by and between Mr. Febbo and the Company on March 5, 2024, including Mr. Febbo’s agreement (a) not to compete with the Company for a period of twelve (12) months, and (b) not to solicit the Company’s employees, any persons who have provided services to the Company within one (1) year from the date of his termination of employment, customers, clients, collaborators, and certain other persons or entities for a period of twelve (12) months.

The description of the terms of the Separation and Advisory Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Separation and Advisory Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated by reference into this Current Report.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Separation and Advisory Agreement executed as of January 3, 2025 by and between the Company and William J. Febbo
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: January 10, 2025	By:	/s/ Marion Odence-Ford
	Name:	Marion Odence-Ford
	Title:	General Counsel

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